Exhibit (h)(13)

Exhibit 1

Shareholder Services Agreement

Pursuant to Section 2 of this Agreement, BMO Funds U.S. Investor Services (formerly known as Marshall Investor Services) agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, equal to an amount up to the percentage of average net assets of each Fund, as set forth below:

Fund/Class	Shareholder Services Fee	Effective Date
BMO Short-Term Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mortgage Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO Intermediate Tax-Free Fund – Class Y Shares	0.25%	July 5, 2011
BMO Large-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Large Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mid-Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mid-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Small-Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Prime Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Government Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Tax-Free Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO TCH Corporate Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO TCH Core Plus Bond Fund – Class Y Shares	0.25%	July 5, 2011
BMO Ultra Short Tax-Free Fund – Class Y Shares	0.25%	July 5, 2011
BMO Pyrford International Stock Fund – Class Y Shares	0.25%	December 29, 2011
BMO Short Tax-Free Fund – Class Y Shares	0.25%	September 27, 2012
BMO Target Retirement 2010 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2020 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2030 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2040 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2050 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Conservative Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Moderate Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Balanced Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Growth Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Aggressive Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Target Retirement 2015 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2025 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2035 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2045 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2055 Fund – Class Y Shares	0.25%	December 27, 2013

Executed as of this          day of             , 2015.

BMO FUNDS, INC. on behalf of its portfolios listed above		BMO ASSET MANAGEMENT CORP.

By:		By:
Name: Title:	John M. Blaser President	Name: Title:

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